                                                                    Exhibit 99.5

                                 DETACH HERE                               CAR F


                               PHOTRONICS, INC.


                                       P
                                       R
                                       O
                                       X
                                       Y
              Special Meeting of Shareholders - January 17, 2000
          This Proxy is Solicited on Behalf of the Board of Directors



     The undersigned hereby appoints [___________________] and [_____________________], or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Photronics, Inc. ("Photronics") held of record by the undersigned on December 15, 1999, at the Special Meeting of Shareholders to be held at [_____] p.m., local time, on [_____________], 1999, at the [___________________], [______________],
[_______________], [___________], including any adjournments or postponements thereof and hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that said proxies may do or cause to be done by virtue thereof with respect to the following matters set forth on the reverse side.



                                                               -------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
                                                                    SIDE
                                                               -------------

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                                  DETACH HERE                              CAR F


[X]  Please mark
     votes as in
     this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2 BELOW.

1. To consider and vote upon a proposal to approve the issuance of shares of Photronics FOR AGAINST ABSTAIN common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of September 15, 1999, among Photronics, AL Acquisition Corp., a wholly-owned subsidiary of Photronics, and Align-Rite International, Inc.

                            FOR       AGAINST       ABSTAIN
                            [_]         [_]           [_]


    2. To transact such other business as may properly be presented at the special meeting of shareholders or any adjournment or postponement thereof.


                                              MARK HERE FOR
_______________________________________       ADDRESS CHANGE
_______________________________________       AND NOTE AT LEFT  [_]
_______________________________________


Please fill in, date and sign the proxy
and return it in the enclosed postpaid
envelope.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR    Date:_________________________, ______
NAME OR NAMES APPEARS HEREON.  IF STOCK
IS HELD JOINTLY, SIGNATURES SHOULD
APPEAR FOR BOTH NAMES.  WHEN AS AN        ______________________________________
ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE    ______________________________________
INDICATE THE CAPACITY IN WHICH YOU ARE
ACTING.

                                      -2-